Exhibit 99.1

EL GALLO COMPLEX EXPLORATION UPDATE

New High-Grade Gold Zone: 27.5 gpt Gold / 2.1 m

Step-Out Drilling In Phase 1 Production Area: 0.45 gpt Gold / 77.6 m

TORONTO, ONTARIO - (May 14, 2012) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to provide an exploration update for its El Gallo Complex in Sinaloa State, Mexico. Recent exploration drilling has focused on two targets. The first is a new gold vein that returned multiple intersections of high-grade gold over narrow intersections, including 27.5 gpt gold over 2.1 meters. The second target is located inside of the Phase 1 area, which is permitted for mining and scheduled to begin production during the second half of 2012, where wide intersections of low-grade gold mineralization have been encountered including 0.45 gpt gold over 77.6 meters.

High-Grade Gold Mineralization Discovered

Exploration drilling in the area known as Mina Grande (Fig. 1 & 2), has intersected some of the highest-grade gold mineralization encountered on the property. To date, six core holes have been completed on the vein known as the “Queen of Gold”, with three of the holes returning high-grade over narrow intersections. The three other holes encountered the zone, but returned lower grades. McEwen Mining is encouraged by this discovery due to 1) the high-grade nature of the mineralization, 2) the potential length of the vein, which has been identified over 200 meters through drilling and up to 700 meters along surface by rock samples, and 3) the limited amount of exploration that has been completed in the area. Drilling is currently focused on extending the high-grade mineralization at depth and laterally. Results from the six recent holes are highlighted below:

	Gold Grade	Widths	From	To
Hole ID	(gpt)	(meters)	(meters)	(meters)	Easting	Northing	Azimuth	Dip

MGX-075	27.5	2.1	34.6	36.6	216588	2851708	225°	-50°
Including	44.1	1.1	34.6	35.6

MGX-077	5.0	0.8	86.5	87.3	216621	2851680	240°	-50°

MGX-078	3.5	1.8	30.2	32.0	216395	2852195	225°	-50°

MGX-079	2.0	0.7	28.4	29.1	216604	2851732	240°	-50°

MGX-081	14.6	0.7	15.9	16.6	216575	2851684	240°	-75°

MGX-082	24.8	0.7	16.8	17.4	216604	2851533	300°	-50°

Low-Grade, Wide Intersections Inside Permitted Phase 1

Due to the success of several mines in Mexico operating with low-grades (Argonaut Gold’s Castillo Mine 0.36 gpt gold and Timmins Gold’s Francisco Mine 0.60 gpt gold), McEwen Mining has begun testing for similar potential inside of the Phase 1 area, which is permitted for mining and scheduled to begin production during the second half of 2012. Two holes, 30 meters south of the resource, encountered wider zones of low grade gold, similar to that being mined by others in Mexico (Fig. 1, 3 & 4). Should follow-up drilling be successful, McEwen Mining believes this could have a positive impact on the growth of the project. A 15-hole program is currently underway to expand the mineralization encountered in these two holes:

	Gold Grade	Widths	From	To
Hole ID	(gpt)	(meters)	(meters)	(meters)	Easting	Northing	Azimuth	Dip

SCX-003	0.45	77.6	60.1	137.7	216682	2835626	315°	-75°
Including	1.09	3.2	63.8	66.9
Including	1.97	2.6	80.9	83.5
Including	1.39	7.7	130.0	137.7

SCX-004	0.47	41.1	17.7	58.8	216722	2835700	315°	-65°
Including	1.35	3.7	46.7	50.4

In order for this type of grade to be profitable, a number of characteristics need to be associated with the mineralization 1) good recoveries through heap leaching, 2) low strip ratio, 3) soft rock, leading to minimal crushing, 4) access to electric power and 5) low consumption of cyanide and lime. Should drilling continue to be successful, the company will begin engineering studies to help determine these parameters.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier silver and gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49%interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US; the Los Azules Project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico. In 2012, McEwen Mining is planning to spend approximately US$40 million on exploration.

McEwen Mining has 267,919,384 shares issued and outstanding. Rob McEwen, Chairman, President and CEO, owns 25% of the shares of the Company. As of March 31, 2012, McEwen Mining had cash and liquid assets of US$66.7 million, comprised of cash of US$41.1 million, silver and gold bullion at market value of US$21.4 million and marketable securities of US$1.1 million. The Company continues to hold a significant portion of its treasury in bullion with the belief that prices will continue to rise.

Technical Information

This news release has been reviewed and approved by John Read, CPG, McEwen Mining’s Senior Consulting Geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties. Samples from the core drilling were split on-site at the Company’s El Gallo Complex. One half of the split drill core is shipped to ALS Chemex for sample preparation and analysis by fire assay for gold. Samples returning greater than 10 ppm gold were re-analyzed using gravimetric fire assay. Standards and blanks were inserted every 20 samples. All holes were drilled with HQ bits and reduced to NTW where required. Samples were taken based on lithologic and/or mineralized intervals and vary in length. In some cases the true width of the mineral zones has not been determined. For additional information about the El Gallo Complex see the “Preliminary Economic Assessment for the El Gallo District, Sinaloa State Mexico” dated February 11, 2011 and prepared by Paul Gates, PE, Richard Addison, PE, Aaron McMahon, PG of Pincock Allen & Holt of Denver, Colorado (“El Gallo PEA”). All three individuals are Qualified Persons as defined by NI 43-101 and are independent of US Gold Corporation as defined in Section 1.4 of NI 43-101 and Section 3.5 of Companion Policy 43-101CP. Mr. McMahon verified the mineral resource data contained in the El Gallo PEA by conducting a site visit, which included verifying drill hole locations and survey data, reviewing sampling handling, data collection procedures, partial audit of the assay database, review of the QA/QC data and analysis of core recovery and drill logs and their relations to assay values. The El Gallo PEA is available on SEDAR (www.sedar.com). There are significant risks and uncertainty associated with commencing production without a feasibility or pre-feasibility study. The area proposed for Phase 1 of El Gallo production has not been explored, developed and analyzed in sufficient detail to complete an independent feasibility or pre-feasibility study and may ultimately be determined to lack one or more geological, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to complete the development of all or part of the El Gallo project for mineral production.

Caution Concerning Forward-Looking Statements

This press release contains certain forward-looking statements and information, including “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

Cautionary Note to US Investors

McEwen Mining (including in its preparation of the El Gallo PEA) prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com

McEWEN MINING

El Gallo Phase 1 Drill Hole Location Plan (Aerial) View

Figure 3
May 2012

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Process Plant
Heap Leach Pad
Crushing Area
SCX-004
SCX-003
Cross Section Fig 4
Legend
Core Hole May 2012 Release
Mine Permit
NI 43-101 Resource Outline
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